                                                                   EXHIBIT 10.11

                              LICENSING AGREEMENT


      This is a five year agreement ("AGREEMENT") between Harold I. Schein, an individual with an office at One Richmond Square, Providence, Rhode Island 02906 ("SCHEIN") and ErgoBilt, Inc., a corporation of Texas, with an office at 5000 Quorum, Suite 147, Dallas, Texas 75240 ("ERGOBILT"), effective August 1, 1997.

      A. Whereas, SCHEIN is the sole and absolute owner of the following patents, copyrights and inventions: a patent relating to a stenographic translation system and patents for this invention, such patents being United States Patent No. Re 33,337, United States Patent No. 4,724,285, Ireland Patent No. 59659, Canada Patent No. 1,274,019, South Africa Patent No. 86/8447 and being entitled "Stenographic Translation System," and a patent and invention relating to a keyboard, such patent being United States Patent No. 4,765,764 and being entitled "Keyboard" and a patent relating to a printing system entitled "Computerized Printing System," said patent being United States 4,632,578; and Copyright No. TX-1686-606 for Registration of Digitext writing theory, Copyright No. TX-53-883 for Dictionary and Copyright TX-I 16-456 for Dictionary (all the inventions, patents and copyrights, and any and all further related patents, copyrights and patent and copyright applications and related inventions in the United States and all foreign countries being collectively referred to as PROPERTY");

      B. Whereas, SCHEIN is desirous of licensing all rights in and related to the PROPERTY both in the United States and in all foreign countries and ERGOBILT is desirous of receiving a license of these rights;

      TERMS

      It is hereby agreed as follows:

1. SCHEIN, for good and valuable consideration, which shall include a non-refundable deposit of Twenty-Five Thousand Dollars ($25,000.00) to be applied in full toward ERGOBILT's first annual minimum payment and to be paid upon execution of this AGREEMENT, hereby grants an exclusive license to ERGOBILT under the PROPERTY rights of SCHEIN and all improvements in the PROPERTY and any and all further related patents, copyrights and patent and copyright applications in the United States and in all foreign countries. SCHEIN further agrees that he shall not, either personally or through his representatives, utilize the PROPERTY and/or improvements during the term of this AGREEMENT, and will not compete with ERGOBILT regarding the PROPERTY. This AGREEMENT is a license to ERGOBILT to utilize the PROPERTY and should not be construed as an assignment or any other granting of a PROPERTY interest in the PROPERTY beyond a license. The term of this AGREEMENT is five years.

      2. SCHEIN represents that he has and during the entire term of this AGREEMENT will continue to have sole and absolute ownership of the PROPERTY and the full right to grant this license for the use of the PROPERTY and that he has not executed either individually or jointly, and will not execute for the term of this AGREEMENT, any conflicting license or agreements and there is

                                                      SCHEIN/ERGOBILT AGREEMENT
                                                                         PAGE 2

no other license or agreement in existence which gives any other person or entity any rights to any of the PROPERTY, except that there exist end-users such as stenographers who utilize the Property having previously purchased the machines discussed herein and currently use the technology discussed herein SCHEIN expressly represents and warrants that he has made no conveyance of any interest, license or other arrangement regarding the PROPERTY. SCHEIN has no knowledge of any infringement of or claim by any person or entity with respect to, any of the PROPERTY.

        3. SCHEIN agrees to cooperate with ERGOBILT and in that regard agrees to testify in any legal proceedings, sign all lawful papers, execute all substitute, re-examination and reissue applications and make such oaths or declarations.

        4. In each twelve (12) month period of this AGREEMENT commencing August 1, 1997 ERGOBILT shall pay as follows:

              (a) Combined Machine and Keyboard Sales. For each of the three-month periods ending October 31, January 31, April 30 and July 31 of each year during the term of this AGREEMENT, beginning with the period ending October 31, 1997, ERGOBILT shall pay to SCHEIN a payment of One Hundred Forty Dollars ($140.00) not later than 30 days after the end of such three-month period for each combined machine and keyboard assembly ("Combined Sale") which are in any way based upon or derived from any of the patents or copyrights defined collectively herein as the PROPERTY, (including but not limited to those patents relating to the Digitext Chart Information), that is sold, leased or put into operation for any and all ERGOBILT and ERGOBILT affiliate internal application, including but not limited to an ERGOBILT transcription service business which in any manner utilizes the PROPERTY and the rights licensed hereunder, and also includes training situations or company operated schools. "Put into operation" in this context shall mean any time a machine and/or keyboard or other products as described in this AGREEMENT is used where ERGOBILT receives any form of compensation for such use. "Put into operation" shall not mean the use by ERGOBILT of machines and/or keyboards or other products for demonstration purposes and also shall not include finished goods inventory. The terms of this sub-section refer to combined sales of a keyboard assembly and a machine as one sale.

              (b) Separate Sales of Keyboards, Keyboard Assemblies, Machines or Other Products. For each of the three-month periods ending October 31, January 31, April 30 and July 31 of each year during the term of this AGREEMENT, beginning with the period ending October 31, 1997, ERGOBILT shall pay to SCHEIN a payment of One Hundred Dollars ($100.00) not later than 30 days after the end of such three-month period for each machine, keyboard assembly or other product which is in any way based upon or derived from any of the patents or copyrights defined collectively herein as the PROPERTY, (including but not limited to those patents relating to the Digitext Chart Information), that is sold, leased or put into operation for any and all ERGOBILT and ERGOBILT affiliate internal application, including but not limited to an ERGOBILT transcription service business which in any manner utilizes the PROPERTY and the rights licensed hereunder, and also includes training situations or company operated schools. "Put into operation" in this context shall mean any time a machine, keyboard and/or other product as described in this AGREEMENT is used where ERGOBILT receives any form of compensation for such use. "Put into operation" shall not mean the use by ERGOBILT of machines, keyboards or other products for demonstration purposes and also shall not include finished

                                                      SCHEIN/ERGOBILT AGREEMENT
                                                                         PAGE 3

goods inventory. The terms of this sub-section refer to sales of keyboards or machines sold separately and not as a set.

          (c) In the first year of this AGREEMENT beginning August 1, 1997, ERGOBILT agrees to pay to SCHEIN a minimum of Two Hundred Fifty Thousand Dollars ($250,000.00) Including the payments that ERGOBILT shall have paid for each three-month period) prior to August 30, 1998, regardless of the number of new units using the PROPERTY that have been sold, leased or put into operation for any and all ERGOBILT and ERGOBILT affiliate internal application, including but not limited to an ERGOBILT transcription service business which in any manner utilizes the PROPERTY and the rights licensed hereunder, and also includes training situations or company operated schools. "Put into operation" in this context shall mean any time a machine and/or keyboard or other product as described in this AGREEMENT is used where ERGOBILT receives any form of compensation for such use. "Put into operation" shall not mean the use by ERGOBILT of machines and/or keyboards or other products for demonstration purposes and also shall not include finished goods inventory. Such amount shall include and is not in addition to the initial deposit of Twenty Five Thousand Dollars ($25,000.00) however, there will be no credit applied against the Twenty Five Thousand Dollar ($25,000.00) deposit unless and until the quarterly payments exceed Two Hundred and Twenty Five Thousand Dollars ($225,000.00).

          (d) In years two, three, four and five of this AGREEMENT, ERGOBILT agrees to pay to SCHEIN a minimum of Two Hundred and Fifty Thousand Dollars ($250,000.00) per year including the payments that ERGOBILT shall have paid for each three-month period during such year) prior to August 30 of years 1999, 2000, 2001 and 2002 respectively, regardless of the number of new units using the PROPERTY that have been sold, leased or put into operation for any and all ERGOBILT and ERGOBILT affiliate internal application, including but not limited to an ERGOBILT transcription service business which in any manner utilizes the PROPERTY and the rights licensed hereunder, and also includes training situations or company operated schools. "Put into operation" in this context shall mean any time a machine and/or keyboard or other product as described in this AGREEMENT is used where ERGOBILT receives any form of compensation for such use. "Put into operation" shall not mean the use by ERGOBILT of machines and/or keyboards or other products for demonstration purposes and also shall not include finished goods inventory.

          (e) At such time as SCHEIN shall have received One Million Two Hundred and Fifty Thousand Dollars in licensing payments, no further minimum annual requirements during the five (5) year term of the AGREEMENT as described in Sections 4(c) and 4(d) of this Agreement shall apply. However, for the term of this five year AGREEMENT ERGOBILT shall continue to be obligated to pay license payments based upon unit sales of the keyboards and/or machines or other products as described in Sections 4(a) and 4(b) of this AGREEMENT.

          (f) All payments by ERGOBILT under this AGREEMENT will be by check made payable to HAROLD SCHEIN and delivered to SCHEIN via first class mail to 1 Richmond Square, Providence, Rhode Island 02906.

          (g) ERGOBILT shall furnish to SCHEIN on or before the date each quarterly payment is due during the term of this AGREEMENT a statement showing the number of machines,

                                                      SCHEIN/ERGOBILT AGREEMENT
                                                                         PAGE 4

keyboards and/or keyboard assemblies or other products that during the previous three-month period have either been sold, leased or put into operation for any and all ERGOBILT and ERGOBILT affiliate internal application, including but not limited to an ERGOBILT transcription service business which in any manner utilizes the PROPERTY and the rights licensed hereunder, and also includes training situations or company operated schools. "Put into operation" in this context shall mean any time a machine and/or keyboard or other product as described in this AGREEMENT is used where ERGOBILT receives any form of compensation for such use. "Put into operation" shall not mean the use by ERGOBILT of machines and/or keyboards or other product for demonstration purposes and also shall not include finished goods inventory. Such statement shall contain the serial numbers of all machines, keyboard, and/or keyboard assemblies or other product sold and the date each machine and/or keyboard assembly or other product was sold. Payments of any sums due SCHEIN under the AGREEMENT shall be made to SCHEIN concurrently with the furnishing of such statement.

      5. This AGREEMENT shall have a term of five years beginning on August 1, 1997. The term of this AGREEMENT shall terminate on July 31, 2002. Upon expiration of the initial term, and providing ERGOBILT is not then in default of the terms and conditions of this AGREEMENT, ERGOBILT shall have the right to continue this AGREEMENT for an additional five (5) year term with the same terms and conditions of this AGREEMENT except that the minimum annual payment for each successive year of this AGREEMENT shall be equal to the average of the actual amounts paid to SCHEIN in years three, four and five of the present AGREEMENT, but shall in no case be less than Two Hundred Fifty Thousand Dollars ($250,000.00) per year.

      6. Except as otherwise provided herein, during the term of this AGREEMENT, all legal fees incurred by SCHEIN including patent maintenance fees will be paid by SCHEIN and all legal fees incurred by ERGOBILT will be paid by ERGOBILT. SCHEIN shall keep in force all patents by proper and timely payments of all maintenance fees and annuities in all applicable jurisdictions. SCHEIN, upon notice in writing from ERGOBILT as described in this AGREEMENT of any lapse in payment of maintenance fees or failure to keep any patents in force shall have thirty (30) days to cure such lapse or failure, or in the event such process takes longer due to circumstances beyond SCHEIN's control, SCHEIN shall be allowed as much time as necessary to cure such lapse or failure provided that SCHEIN apprises ERGOBILT of his progress in curing this defect in a reasonable time and manner. Any such failure or lapse by SCHEIN shall not be grounds for EROOBILT to terminate this AGREEMENT unless such failure or lapse materially affects ERGOBILT's exclusivity to sell, lease or put into operation any machines or keyboards or other products based upon the PROPERTY.

      7. Time is of the essence with regard to this and all future agreements relating to this transaction.

      8. ERGOBILT agrees to maintain books of account and records regarding every machine, keyboard, and/or keyboard assembly or other product that is sold, leased, and/or put into operation for any and all ERGOBILT and ERGOBILT affiliate internal application, including but not limited to an ERGOBILT transcription service business which in any manner utilizes the PROPERTY and the rights licensed hereunder, and also includes training situations or company operated schools. "Put into operation" in this context shall mean any time a machine and/or keyboard or other product as described in this AGREEMENT is used where ERGOBILT receives any form of compensation for such use. "Put into operation" shall not mean the use by ERGOBILT of machines and/or keyboards or other

                                                      SCHEIN/ERGOBILT AGREEMENT
                                                                         PAGE 5

products for demonstration purposes and also shall not include finished goods inventory. SCHEIN, his duly appointed representative, or a reputable firm of certified public accountants on behalf of SCHEIN at SCHEIN's sole cost may, upon ten (10) days prior written notice, during reasonable business hours and in such a manner as to not interfere with ERGOBILT's normal business activities, examine ERGOBILT's books and records at ERGOBILT's principal place of business, but only insofar as they pertain to the PROPERTY and the sales derived therefrom, and SCHEIN may make copies and take excerpts from such books and accounts. Neither SCHEIN, his representative, nor such firm of certified public accountants shall have the right to make such examination more frequently than three (3) times in any twelve (12) month period. In the event that such examination reveals an underpayment of more than Ten Percent (10%) of monies due to SCHEIN, then the cost of said audit and/or examination shall be paid by ERGOBILT.

       9. This AGREEMENT may be terminated by ERGOBILT for any reason upon thirty (30) days prior written notice to SCHEIN; PROVIDED HOWEVER, THAT ERGOBILT SHALL BE OBLIGATED TO MAKE ALL MINIMUM PAYMENTS REQUIRED BY SECTIONS 4(c) AND 4(d)OF THIS AGREEMENT UNLESS ERGOBILT TERMINATES THIS AGREEMENT BECAUSE SCHEIN HAS MATERIALLY BREACHED ANY OF THE MATERIAL REPRESENTATIONS MADE IN THIS AGREEMENT, IN WHICH CASE THE MINIMUM PAYMENTS SHALL BE PRORATED AS OF THE DATE OF THE TERMINATION. If ERGOBILT fails either in the making of any payments herein provided for and the same shall remain unpaid ten (10) days after notice from SCHEIN or in the performance of any of the agreements contained herein and the same shall remain uncured for a period of thirty (30) days after notice from SCHEIN, then, in that event SCHEIN may, by notice served to ERGOBILT, terminate this AGREEMENT without prejudice to the recovery of any monies already due SCHEIN, including all annual minimum payments due under Sections 4(c) and 4(d) of this AGREEMENT UNLESS ERGOBILT TERMINATES THIS AGREEMENT BECAUSE SCHEIN HAS MATERIALLY BREACHED ANY OF THE MATERIAL REPRESENTATIONS MADE IN THIS AGREEMENT, IN WHICH CASE THE MINIMUM PAYMENTS SHALL BE PRO RATED AS OF THE DATE OF THE TERMINATION.

       10. In the event either party defaults in any of the obligations in this AGREEMENT, upon notice of such default in the manner provided in this AGREEMENT such defaulting party shall have thirty (30) days to cure such default prior to any right of termination by the non-defaulting party. This is a general right to cure provision and shall not supersede any specific right to cure provision found in this AGREEMENT.

       11. Any notice given to a party with respect to this AGREEMENT and any future agreement shall be in writing and delivered in person or sent by (a) certified first class mail, return receipt requested, postage prepaid; or (b) other receipted express delivery service. Notices to the parties shall be addressed as follows:

                                                      SCHEIN/ERGOBILT AGREEMENT
                                                                         PAGE 6

If to ERGOBILT:

     Gerard Smith
     President and CEO
     ErgoBilt Incorporated
     5000 Quorum, Suite 147
     Dallas, Texas 75240


     If to SCHEIN:
     Harold I. Schein
     One Richmond Square
     Providence, Rhode Island 02906


     With a copy to:
     Michael L. Schein, Esq.
     One Richmond Square
     Providence, Rhode Island 02906


     12. The invalidity or unenforceability of any particular provision of this AGREEMENT shall not affect the other provisions, and this AGREEMENT shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     13. This AGREEMENT is the entire agreement of the parties with respect to the subject matter herein and supersedes all prior agreements and understandings whether written or oral. Any modifications and/or substitutions must be in writing and signed by all the parties hereto.

     14. The parties make no representations or warranties except as to those expressly stated herein.

     15. Nothing herein shall be deemed to constitute any party as the agent or representative of any other party for any purpose. No party shall be responsible for the acts or omissions of any other party, and no party will have the authority to speak or act for, represent or obligate any other party in any way without prior written express authority from such other party.

     16. It is expressly understood that the failure of either party to enforce any rights arising from the failure of the other party to perform, or perform properly, shall not constitute a waiver of its rights arising from such failure or improper performance, and that enforcement of any right hereunder shall not preclude exercise of any other remedies available at law. All rights and remedies shall be cumulative, and may be exercised singularly or concurrently.

     17. It is expressly understood that this AGREEMENT confers no ownership interest in the PROPERTY to ERGOBILT beyond a license to utilize the PROPERTY. If ERGOBILT is adjudged a bankrupt in proceedings instituted by or against it, or if it takes advantage of any insolvency laws of any state, territory or country, or if a receiver trustee or other court officer of its property is appointed, or if

                                                      SCHEIN/ERGOBILT AGREEMENT
                                                                         PAGE 7

there is a voluntary or involuntary dissolution of ERGOBILT, this License shall terminate. In such event all the rights, licenses, and privileges of ERGOBILT hereunder, and those claiming them, shall in all respects cease, terminate and come to an end, such rights licenses and privileges shall forthwith revest to SCHEIN.

      18. If ERGOBILT files a petition in bankruptcy, or consents to an involuntary petition in bankruptcy or to any reorganization under the insolvency law of any jurisdiction or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver or trustee for itself, or a substantial part of its property, ERGOBILT shall forthwith segregate SCHEIN's share of the monies ERGOBILT collects from the sale, lease or putting into operation for any and all ERGOBILT and ERGOBILT affiliate internal application, including but not limited to an ERGOBILT transcription service business which in any manner utilizes the PROPERTY and the rights licensed hereunder, and also includes training situations or company operated schools ("Putting into operation" in this context shall mean any time a machine and/or keyboard or other product as described in this AGREEMENT is used where ERGOBILT receives any form of compensation for such use. "Putting into operation" shall not mean the use by ERGOBILT of machines and/or keyboards or other product for demonstration purposes and also shall not include finished goods inventory) of machines, keyboards, and/or keyboard assemblies or other products and the rights licensed hereunder and shall place the monies so segregated into a separate trust account so that such monies shall not be commingled with ERGOBILT's other funds, and shall become the property of SCHEIN immediately upon collection by ERGOBILT.

     19. (a) Upon receipt of ERGOBILT's request in writing, SCHEIN will: undertake at SCHEIN's own expense the defense of any suit or action for infringement of patents covered hereunder brought against either SCHEIN or ERGOBILT, which suit or action results from ERGOBILT's use of the PROPERTY during the term of this AGREEMENT provided that ERGOBILT's use of the PROPERTY has been in accordance with this AGREEMENT and provided ERGOBILT shall have promptly advised SCHEIN in writing of each notice or claim of infringement received by ERGOBILT and of the commencement of the suit or action; and

             (b) hold ERGOBILT free and harmless from damages or other sums which may be assessed or may become payable under any final decree or judgment in any such suit or action for infringement of patent or under any settlement thereof, but only to the extent that said decree or judgment is based upon ERGOBILT's use of the PROPERTY. SCHEIN shall have sole charge and direction of the defense of any such suit or action and of all negotiations for such settlement, but ERGOBILT shall be obligated to render all reasonable assistance which may be required by SCHEIN. ERGOBILT may retain counsel of its own selection and at its own expense to advise and consult with SCHEIN's counsel.

             (c) In the event the amount of money SCHEIN shall spend on court costs and attorneys' fees defending such suit(s) or action(s) for infringement Two Hundred and Fifty Thousand Dollars ($250,000.00), SCHEIN shall have the right to terminate this AGREEMENT and ERGOBILT shall be obligated to immediately cease the sale, lease or putting into operation of all keyboards and/or machines or other products. In the event ERGOBILT does not wish to cease the sale, lease or putting into operation of such machines and/or keyboards or other products, ERGOBILT may continue to sell, lease

                                                      SCHEIN/ERGOBILT AGREEMENT
                                                                         PAGE 8

or put the keyboards and machines or other products into operation, however, ERGOBILT agrees to pay for any and all continued defense of any suits or claims regarding the PROPERTY and any and all future claims regarding the use of the PROPERTY by ERGOBILT. ERGOBILT agrees to pay any and all amounts found to be owed by either SCHEIN or ERGOBILT as a result of such suit(s) or claim(s). ERGOBILT further agrees to hold SCHEIN free and harmless from damages or other sums which may be assessed or may become payable under any final decree or judgment in any such suit or action or under any settlement thereof, if, after ERGOBILT has been apprised of SCHEIN's termination of the AGREEMENT and at such time ERGOBILT fails to cease the sale, lease or putting into operation of such machines and/or keyboards or other products.

     (d) Neither SCHEIN nor ERGOBILT may settle any suit or action without the consent of the other party if by such settlement the other party is obligated to make any monetary payment, to part with any property or any interest therein, to assume any obligation, to be subject to any injunction, or to grant any license or other rights under its patent rights. However, such consent may not be unreasonably withheld.

     (e) In the event that ERGOBILT undertakes, at its own expense, the defense of any suit or action against it involving any operations covered by this AGREEMENT, SCHEIN shall not be obligated to pay or contribute toward the defense of such suit or action nor in any manner to indemnify ERGOBILT against any damages or sums assessed in or resulting directly or indirectly from such suit or action or under any settlement thereof, but SCHEIN shall have the right to retain counsel of its own selection and at its own expense to advise and consult with ERGOBILT's counsel.

    20. In the event of an alleged infringement of the PROPERTY by a third party, neither SCHEIN nor ERGOBILT shall be obligated to prosecute legal proceedings to enforce such rights under the PROPERTY. Either SCHEIN or ERGOBILT shall have the right, at the party's own expense, to prosecute legal proceedings against any such third party. The prosecuting party shall have the exclusive right to all recoveries, including actual and punitive damages, court costs and attorneys' fees. In the event either party prosecutes such legal proceedings, the non-prosecuting party agrees to render to the prosecuting party all reasonable assistance in the prosecution of such suit or claim. The prosecuting party shall reimburse the non-prosecuting party for reasonable expenses incurred in complying with such request.

     In the event both ERGOBILT and SCHEIN desire to prosecute the same third party which they believe infringes on the PROPERTY, the parties shall at that time agree in writing to a sharing of legal fees and sharing of any and all recoveries shall be pro-rata.

     21. In the event of termination of the licensing rights contained under this AGREEMENT, this AGREEMENT shall remain in force as to any claim for payments which SCHEIN may have against ERGOBILT earned up to the date of the termination of said Licensing; and, as against such claims relating to earned amounts due to SCHEIN, ERGOBILT shall have neither the defense of invalidity nor question the prima facie scope of any claims of any patent or copyright coming under this AGREEMENT unless ERGOBILT terminates the AGREEMENT and the reason for termination is a suit is filed against ERGOBILT by an unrelated third party alleging patent or copyright infringement relating to the PROPERTY.

                                                      SCHEIN/ERGOBILT AGREEMENT
                                                                         PAGE 9

      22. The parties agree that this AGREEMENT shall be governed, construed, applied and enforced in accordance with the laws of the State of Rhode Island without resort to its conflict of laws rules. Any and all disputes regarding this AGREEMENT shall be resolved in the appropriate court either federal or state in the State of Rhode Island or through arbitration proceedings in Rhode Island and governed by Rhode Island law. Resort to arbitration shall be made only upon written consent of both parties.

      23. In the event any suit or action is brought by either party hereto alleging breach by the other party of any representation, warranty. covenant or other provision of this AGREEMENT, the prevailing party in such action shall be entitled to recover all of its costs and expenses in such action. Including reasonable attorneys' fees.

      24. In the event that ERGOBILT fails to make any payment under this AGREEMENT, ERGOBILT agrees to pay any and all costs of collection incurred by SCHEIN including reasonable attorney's fees.

      25. Neither this AGREEMENT or any licenses or rights hereunder, in whole or in part, shall be assignable by ERGOBILT except that ERGOBILT shall have the right to assign this AGREEMENT and the licenses and rights hereunder to a successor in the event of a merger, non-bankruptcy sale of assets or non-bankruptcy reorganization of ERGOBILT; and ERGOBILT shall have, with the consent of SCHEIN, which may not be unreasonably withheld, the right to sublicense any of its rights hereunder to any other person or entity.

      26. This AGREEMENT may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument.


      IN WITNESS HEREOF, Parties have hereto set their hands and seals as of the 3rd day of July, 1997.


ErgoBilt, Inc.


By:
    ----------------------------                    ---------------------------
    GERARD SMITH                                    Notary Public
    President and Chief Executive Officer



    ----------------------------                    ---------------------------
    HAROLD I. SCHEIN                                Notary Public